Five Oaks Investment Corp. Announces Inaugural Participation in Prime Residential Mortgage Securitization

NEW YORK, Oct. 14, 2014 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) (the "Company" or "Five Oaks") today announced its inaugural participation in a prime residential mortgage securitization transaction, J.P. Morgan Mortgage Trust 2014-OAK4, with an approximate aggregate initial class principal amount of $355.6 million. J.P. Morgan acted as Co-Lead Manager and Sole Bookrunner and BofA Merrill Lynch acted as Co-Lead Manager for this transaction. Through its wholly-owned subsidiary, Five Oaks Acquisition Corp., the Company represented the largest single source of loans underlying the Trust. Five Oaks Acquisition Corp. will act as servicer for the loans it sold to the Trust and has retained PHH Mortgage Corporation and Shellpoint Mortgage Servicing as sub-servicers. The Company purchased all of the subordinated Class B Certificates issued by the Trust and intends to consolidate the Trust's assets.

"We are delighted to have participated in our first prime jumbo securitization, both as a seller of loans into the transaction and as the buyer of the B Certificates in the deal," said David Carroll, Chairman and CEO of Five Oaks. "This represents the culmination of our residential whole loan strategy that we have been implementing since last year, and we actively look forward to participating in additional transactions in the near future as our loan purchase volumes continue to grow."

David Akre, Director of Five Oaks Acquisition Corp. and head of the whole loan aggregation and securitization team, added "We believe our growing ability to aggregate high quality loans at attractive prices, combined with our desire to own the B Certificates in residential securitizations, should enable us to continue building long-term value for the Company and its stockholders."

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a Maryland corporation, operating as a real estate investment trust ("REIT") focused on investing in, financing and managing a portfolio of residential mortgage-backed securities ("RMBS"), multi-family mortgage-backed securities ("Multi-Family MBS", and together with RMBS, "MBS") residential mortgage loans, mortgage servicing rights and other mortgage related investments. The Company's objective is to deliver attractive risk-adjusted returns to its investors, primarily through dividends and secondarily through capital appreciation.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

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CONTACT: Investor Contact: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073